                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 22, 1999


                                 LEUKOSITE, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                     0-22769                  04-3173859
-------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission            IRS Employer
         of Incorporation)            File Number)          Identification No.)

                     215 First Street, Cambridge, MA 02142
                     -------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (617) 621-9350
                                                           --------------

         ITEM 5.  OTHER EVENTS.

         On June 23, 1999, LeukoSite, Inc. ("LeukoSite") announced that it had entered into a definitive agreement to acquire ProScript, Inc. ("ProScript"), a privately-held biotechnology company based in Cambridge, Massachusetts. Under the terms of the merger agreement, LeukoSite will issue to the ProScript stockholders an aggregate of approximately 187,000 shares of common stock and approximately $430,000 in cash. The ProScript stockholders may also receive additional cash payments upon the achievement of milestones and royalties related to certain Proscript compounds.

         In separate transactions, LeukoSite agreed to sell approximately 1,500,000 unregistered shares of common stock to Perseus Capital LLC and an affiliate of HealthCare Ventures LLC, for a total of approximately $14.4 million.

         A copy of the press release dated June 23, 1999 announcing the agreement to acquire ProScript and the private placement is incorporated herein by reference and a copy is filed herewith as Exhibit 99.1.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS.

         Exhibit 99.1, Press Release dated June 23, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LEUKOSITE, INC.


                                 By: /s/ Augustine Lawlor
                                     ----------------------------------------
                                       Augustine Lawlor,
                                       Vice President, Corporate Development and
                                       Chief Financial Officer


Dated:  June 24, 1999